Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-132111 and 333-150986 on Form S-8 of our report dated June 25, 2010, relating to the financial statements and supplemental schedule of the United Airlines Flight Attendant 401(k) Plan appearing in this Annual Report on Form 11-K of the United Airlines Flight Attendant 401(k) Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Chicago, IL

June 25, 2010